EXHIBIT 23.1

BDO STOY HAYWARD
Chartered Accountants
Northside House 69 Tweedy Road
Bromley Kent BRI 3WA
Telephone +44 (0)20 8466 7722
Facsimile +44 (0)20 8466 7171

Private and Confidential	April 10, 2002

The Directors
Regma Bio Technologies Limited
217 Plaza
535 Kings Road
London
SW10 0SZ
England

Dear Sirs

We hereby consent to the incorporation by reference in the Form S-8 (The Regma Bio Technologies Limited 2002 Non Qualifying Stock Option Plan) constituting a apart of this Registration Statement of our report dated 15 March 2002, relating to the financial statements and schedule of Regma Bio Technologies Limited appearing in the Company's Annual Return on Form 10-K for the year ended 31 December 2001.

Yours faithfully

/s/ BDO Stoy Hayward
BDO Stoy Hayward
London

10 April 2002